Exhibit 3.1

TWELFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MAPLEBEAR INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Maplebear Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Maplebear Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on August 3, 2012 under the name Maplebear Inc.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Maplebear Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road, Suite 201, Dover, County of Kent, DE 19904. The name of its registered agent at such address is Cogency Global Inc.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 820,508,725 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 178,319,452 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

345,120,000 shares of the authorized Common Stock of the Corporation are voting and hereby designated as “Voting Common Stock” and 475,388,725 shares of the authorized Common Stock of the Corporation are non-voting and are hereby designated as “Non-Voting Common Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. For the avoidance of doubt, each reference to “Common Stock” in the Certificate of Incorporation shall be deemed to include both Voting Common Stock and Non-Voting Common Stock. Furthermore, any reference to “Common Stock” issued by the Corporation in any contract, agreement or otherwise to which the Corporation is party, whether before or after the date of filing of the Certificate of Incorporation, shall refer to Voting Common Stock, unless specific reference is made to Non-Voting Common Stock.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. Except as required by law, the holders of Non-Voting Common Stock shall have no voting rights on any matter and the shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any matter. The holders of the Voting Common Stock are entitled to one vote for each share of Voting Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote (with the Series B-1 Preferred Stock being subject to the Regulatory Voting Restriction (as defined below)), irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. Optional Conversion of Voting Common Stock.

The holders of Voting Common Stock shall have conversion rights as follows (the “Common Conversion Rights”):

3.1 Right to Convert.

3.1.1 Conversion Ratio. Each share of Voting Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time upon approval by the Board of Directors of the Corporation (the “Board”), and without the payment of additional consideration by the holder thereof, into one (1) fully paid and nonassessable share of Non-Voting Common Stock.

3.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event (as defined below), the Common Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Voting Common Stock.

3.2 Mechanics of Conversion.

3.2.1 Notice of Conversion. In order for a holder of Voting Common Stock to voluntarily convert shares of Voting Common Stock into shares of Non-Voting Common Stock as provided in the Certificate of Incorporation, such holder shall surrender the certificate or certificates for such shares of Voting Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Voting Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Voting Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Non-Voting Common Stock to be issued. For the avoidance of doubt, the effectiveness of such notice will be contingent upon Board approval of the requested conversion, as further described in this Section 3. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Common Conversion Time”), and the shares of Non-Voting Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date, unless in each case (i) the notice specifies a different effective time, or a time determined upon the happening of an event or events, as the Common Conversion Time, or (ii) the Board approves the conversion following the date of receipt of the certificates and notice, in which case the date of such Board approval shall be the Common Conversion Time. The Corporation shall, as soon as practicable after the Common Conversion Time, (i) issue and deliver to such holder of Voting Common Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Non-Voting Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Voting Common Stock represented by the surrendered certificate that were not converted into Non-Voting Common Stock, and (ii) pay all declared but unpaid dividends on the shares of Voting Common Stock converted. If the Board has not approved a voluntary conversion prior to a holder’s submission of a voluntary conversion notice, then such notice will be deemed to be ineffective until the Board approves such voluntary conversion. If the Board does not approve such voluntary conversion within 30 calendar days (or such longer period as the Board may approve) following receipt of the notice, then the notice will be deemed ineffective, and the voluntary conversion will not be effected.

3.2.2 Reservation of Shares. The Corporation shall at all times when any shares of Voting Common Stock remain outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of such Voting Common Stock, such number of its duly authorized shares of Non-Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Voting Common Stock; and if at any time the number of authorized but unissued shares of Non-Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Voting Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Non-Voting Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

3.2.3 Effect of Conversion. All shares of Voting Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Common Conversion Time, except only the right of the holders thereof to receive shares of Non-Voting Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.

3.2.4 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Non-Voting Common Stock upon conversion of shares of Voting Common Stock pursuant to this Section 3. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Non-Voting Common Stock in a name other than that in which the shares of Voting Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

B. PREFERRED STOCK

51,250,000 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series A Preferred Stock,” 16,655,075 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series B Preferred Stock,” 745,395 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series B-1 Preferred Stock,” 19,236,530 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series C Preferred Stock,” 26,997,745 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series D Preferred Stock,” 17,403,580 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series E Preferred Stock,” 30,153,233 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series F Preferred Stock,” 6,757,894 shares of the authorized Preferred Stock of the Corporation are hereby designated as “Series G Preferred Stock,” 5,000,000 shares of authorized Preferred Stock of the Corporation are hereby designated as “Series H Preferred Stock,” 2,120,000 shares of authorized Preferred Stock of the Corporation are hereby designated as “Series I Preferred Stock,” and 2,000,000 shares of authorized Preferred Stock of the Corporation are hereby designated as “Series I-1 Preferred Stock,” each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

1.1 The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation in any calendar year (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock (together, the “Voting Preferred Stock”) then outstanding shall first receive, or simultaneously receive, out of funds legally available therefor, on a pari-passu basis, a dividend on each outstanding share of Voting Preferred Stock in an amount equal to 6% of the applicable Original Issue Price (as defined below) (as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization). The foregoing dividends shall not be cumulative and shall be paid only when, as and if declared by the Board. The term “Original Issue Price” shall mean (i) in the case of the Series A Preferred Stock, $0.237434 per share, (ii) in the case of the Series B Preferred Stock, $2.979272 per share, (iii) in the case of the Series B-1 Preferred Stock, $2.979272 per share, (iv) in the case of the Series C Preferred Stock, $13.310444 per share, (v) in the case of the Series D Preferred Stock, $18.520062 per share, (vi) in the case of the Series E Preferred Stock, $20.110806 per share, (vii) in the case of the Series F Preferred Stock, $29.7381 per share, (viii) in the case of the Series G Preferred Stock, $48.0919 per share, (ix) in the case of the Series H Preferred Stock, $60.00 per share, (x) in the case of the Series I Preferred Stock, $125.00 per share, (xi) in the case of the Series I-1 Preferred Stock, $125.00 per share, each of which shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such shares of Preferred Stock.

1.2 After payment of any dividends required to be paid to the holders of shares of Voting Preferred Stock pursuant to Subsection 1.1 above, the holders of Series I-1 Preferred Stock shall be entitled to receive, out of funds legally available therefor, a dividend on each outstanding share of Series I-1 Preferred Stock in an amount equal to 6% of the applicable Original Issue Price (as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization). The foregoing dividends shall not be cumulative and shall be paid only when, as and if declared by the Board.

1.3 After payment of any dividends required to be paid to the holders of shares of Voting Preferred Stock pursuant to Subsection 1.1 or Subsection 1.2 above, any additional dividends shall be distributed among the holders of Common Stock and Preferred Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all Preferred Stock into Common Stock, with the Series B-1 Preferred Stock treated as being convertible (without actual conversion) into Common Stock for this purpose).

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock.

2.1.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined below), the holders of each series of Voting Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series I-1 Preferred Stock or Common Stock by reason of their ownership thereof, on a pari passu basis, an amount per share equal to the greater of (i) the applicable Original Issue Price for such series of Voting Preferred Stock (as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of such series of Voting Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (with the Series B-1 Preferred Stock treated as being convertible (without actual conversion) into Common Stock for this purpose) (either (i) or (ii) for such series of Voting Preferred Stock, the applicable “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Voting Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Voting Preferred Stock, on a pari passu basis, shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.1.2 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Voting Preferred Stock pursuant to Subsection 2.1.1 above, the holders of Series I-1 Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Original Issue Price for the Series I-1 Preferred Stock (as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series I-1 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (either (i) or (ii) for the Series I-1 Preferred Stock, the applicable “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series I-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1.2, the holders of shares of Series I-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series I-1 Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock pursuant to Subsection 2.1 above, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least sixty percent (60%) of the voting power of the outstanding shares of Voting Preferred Stock, voting together as a single class on an as-converted basis, elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event (with the Series B-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote):

(a) a merger or consolidation in which

(i) the Corporation is a constituent party or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, shall not be considered a Deemed Liquidation Event; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets and/or intellectual property of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the consideration received by the Corporation is either cash or marketable securities, then if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least sixty percent (60%) of the voting power of the then outstanding shares of Voting Preferred Stock so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event (with the Series B-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote), the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. If on any redemption date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

(c) The Corporation shall send written notice of redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than twenty (20) days prior to the date of redemption. Each Redemption Notice shall state: (1) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the date of redemption specified in the Redemption Notice; (2) the date of redemption and the price at which the shares of Preferred Stock shall be redeemed; (3) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and (4) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

(d) On or before the redemption pursuant to Subsection 2.3.2(b), each holder of shares of Preferred Stock to be redeemed on such date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the written notice provided by the Corporation, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

(e) If the written notice provided by the Corporation shall have been duly given, and if on the redemption date, the redemption price payable upon redemption of the shares of Preferred Stock to be redeemed on such date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such date and all rights with respect to such shares shall forthwith after such date terminate, except only the right of the holders to receive the redemption price without interest upon surrender of their certificate or certificates therefor.

(f) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the consideration received by the Corporation is neither cash nor marketable securities, then if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then the Board may, in the exercise of its fiduciary discretion, either (i) distribute such consideration in illiquid form to the stockholders (x) pursuant to a dissolution under the General Corporation Law or (y) pursuant to a redemption under Subsection 2.3.2(b), or (ii) elect to hold such illiquid consideration until such time as the consideration becomes liquid.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board.

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. Except as required by law, the holders of Series I-1 Preferred Stock shall have no voting rights on any matter and the shares of Series I-1 Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any matter. Except as expressly provided in the Certificate of Incorporation or as required by law, the holders of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock shall have no voting rights on any matter relating to the election of the members of the Board or the determination of the size of the Board (including pursuant to Subsections 3.2 and 3.3) on which the stockholders of the Corporation shall be entitled to vote and the shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters (the “Director Voting Restriction”). Subject to the Regulatory Voting Restriction and the Director Voting Restriction, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible, with the Series B-1 Preferred Stock treated as being convertible (without actual conversion) into Common Stock for this purpose, as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Voting Preferred Stock shall, subject to the Regulatory Voting Restriction and the Director Voting Restriction, vote together with the holders of Common Stock as a single class, with the Series B-1 Preferred Stock treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion. For the sake of clarity, whenever the shares of Series B-1 Preferred Stock are permitted to vote pursuant to the Certificate of Incorporation, the Series B-1 Preferred Stock shall be treated as being then convertible into shares of Common Stock (without actual conversion) at the then applicable conversion rate for the Series B-1 Preferred Stock.

3.2 Board of Directors.

3.2.1 Election of Directors. The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”). The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director” and together with the Series B Director, the “Preferred Directors”). The holders of record of the shares of Voting Common Stock, exclusively and as a separate class, shall be entitled to elect four (4) directors of the Corporation (the “Common Directors”). Any director elected as provided in the preceding three sentences may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Voting Preferred Stock (subject to the Director Voting Restriction) or Voting Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first three sentences of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of such series of Voting Preferred Stock (subject to the Director Voting Restriction) or Voting Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Voting Common Stock and of Voting Preferred Stock (subject to the Regulatory Voting Restriction and the Director Voting Restriction), exclusively and voting together as a single class, with the Series B-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, shall be entitled to elect the balance of the total number of directors of the Corporation (each, an “At-Large Director”, and collectively, the “At-Large Directors”). At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series entitled to elect such director or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. Notwithstanding anything in this Subsection 3.2 to the contrary and notwithstanding the provisions of Sections 223(a)(1) and 223(a)(2) of the General Corporation Law, a majority of the directors then in office, although less than a quorum, may fill (i) any vacancy in an At-Large Director seat and (ii) any newly created directorship resulting from an increase in the number of At-Large Directors.

3.2.2 Proportionate Common Director Votes. Notwithstanding the foregoing, if all four (4) of the Common Director seats are filled, then each Common Director shall have one (1) vote; if three of the Common Director seats are filled, then each Common Director shall have one and one-third (1.33) votes; if two (2) of the Common Director seats are filled, then each Common Director shall have two (2) votes; and if one (1) of the Common Director seats is filled, then the sole Common Director shall have four (4) votes. Every reference in the Certificate of Incorporation to a majority or other proportion of the directors of the Corporation shall refer to a majority or other proportion of the votes of the directors as provided in this Subsection 3.2.2.

3.3 Preferred Stock Board Protective Provisions. At any time when shares of Voting Preferred Stock, other than shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock, are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise (which shall not, for the avoidance of doubt, include an automatic conversion of the Preferred Stock pursuant to Section 5.1(a)), do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the voting power of the then outstanding shares of Voting Preferred Stock, other than shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock (with the Series B-1 Preferred Stock subject to the Regulatory Voting Restriction), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted basis, with the Series B-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1 increase or decrease the authorized number of directors constituting the Board.

3.4 Preferred Stock Protective Provisions. At any time when shares of Voting Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the voting power of the then outstanding shares of Voting Preferred Stock (with the Series B-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of such consent or vote under Section 3.4.3 and with the Series B-1 Preferred Stock subject to the Regulatory Voting Restriction for all other consents or votes under this Section 3.4), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted basis, with the Series B-1 Preferred Stock treated as being convertible into Common Stock for this purpose, notwithstanding any limitation on conversion, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.4.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.4.2 amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

3.4.3 create, or authorize the creation of, or obligate itself to issue, any additional class or series of capital stock, whether by reclassification or otherwise, or any debt securities convertible into capital stock, unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.4.4 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, (iv) repurchases of stock made in connection with the exercise of a right of first refusal in favor of the Corporation, (v) as approved by the Board, including the approval of at least one (1) Preferred Director, or (vi) redemptions of the Series B-1 Preferred Stock pursuant to Article Thirteenth;

3.4.5 increase the authorized number of shares of Common Stock or Preferred Stock;

3.4.6 declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock (other than a dividend payable solely in shares of Common Stock);

3.4.7 authorize or effectuate any reclassification or recapitalization of the Corporation’s outstanding capital stock;

3.4.8 create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $20,000,000, unless such debt security has received the prior approval of the Board, including the approval of at least one (1) Preferred Director;

3.4.9 change the class or series or the number of shares of stock to be issued pursuant to any equity incentive plan of the Corporation, including, without limitation, the Corporation’s 2018 Equity Incentive Plan (the “Plan”);

3.4.10 enter into any transaction with one or more of the Corporation’s or any of its subsidiaries’ directors or executive officers or any other corporation, partnership, association or other organization in which one or more of the directors or executive officers of the Corporation or any of its subsidiaries is a director or executive officer of (an “Interested Party”), except for (i) transactions contemplated by the Purchase Agreement (as defined below) or the Transaction Agreements (as defined in the Purchase Agreement), (ii) transactions resulting in payments to or by the Company in an aggregate amount less than $120,000 per year, (iii) offer letters, (iv) standard indemnification agreements, and (v) transactions approved by the Board of Directors or committee thereof, including a majority of the disinterested directors; or

3.4.11 issue, or authorize the issuance of, any shares of Series I-1 Preferred Stock, unless such issuance has received the unanimous approval of the Board.

3.5 Series A Preferred Stock Protective Provisions. For so long as 25,604,930 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.5.1 increase the authorized number of shares of Series A Preferred Stock;

3.5.2 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series A Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.5.3 waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series A Preferred Stock; or

3.5.4 amend or waive the provision of Subsection 5.1(b) requiring a separate vote of the Series A Preferred Stock;

3.5.5 amend this Subsection 3.5.

3.6 Series B Preferred Stock Protective Provisions. For so long as 7,500,000 shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.6.1 increase or decrease the authorized number of shares of Series B Preferred Stock;

3.6.2 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of Series B Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series B Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.6.3 waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series B Preferred Stock;

3.6.4 amend or waive the provision of Subsection 5.1(b) requiring a separate vote of the Series B Preferred Stock; or

3.6.5 amend this Subsection 3.6.

3.7 Series B-1 Preferred Stock Protective Provisions. So long as any share of Series B-1 Preferred Stock is outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote or consent required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock, given in writing or by vote at a meeting, each consenting or voting (as the case may be) separately as a single class on an as-converted basis (with the Series B-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of such vote or written consent), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.7.1 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, special rights, privileges or restrictions of the Series B-1 Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series B-1 Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.7.2 amend, modify or waive (i) any of the terms set forth in Article Thirteenth below, the protective provisions set forth in this Subsection 3.7 or any of the terms set forth in Subsection 3.9 below, or (ii) any other provision of the Certificate of Incorporation intended to address the regulatory status of the initial or any subsequent holder of shares of Series B-1 Preferred Stock;

3.7.3 increase or decrease the number of authorized shares of Series B-1 Preferred Stock;

3.7.4 waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series B-1 Preferred Stock so as to affect the Series B-1 Preferred Stock in a manner that does not so affect the Series B Preferred Stock;

3.7.5 re-classify, exchange or convert the Series B-1 Preferred Stock into any other security unless such resulting security contains terms and characteristics that provide materially equivalent protections with respect to any regulatory requirements applicable to the Regulated Holder (as defined below) as are provided by the Series B-1 Preferred Stock; or

3.7.6 amend this Subsection 3.7.

In no event shall the holders of Series B-1 Preferred Stock be entitled to vote, or act by written consent, on any matter as a single “class” of “voting securities” as such terms are interpreted under the BHCA (as defined in Article Thirteenth below). For the avoidance of doubt, the foregoing provisions in this Subsection 3.7 shall apply with respect to the shares of Series B-1 Preferred Stock after a Deemed Optional Conversion or Deemed Automatic Conversion (each, as defined below). In addition, for purposes of Subsection 3.7.1 above only, (x) a future financing in which the Corporation sells and issues a new series of Preferred Stock without changing the terms of or the rights of holders of Series B-1 Preferred Stock, or (y) an approval of a Deemed Liquidation Event, shall not be considered an action that would alter, change or waive the powers, preferences, limitations or special rights of the Series B-1 Preferred Stock.

3.8 Series C Preferred Stock Protective Provisions. For so long as 4,000,000 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.8.1 increase or decrease the authorized number of shares of Series C Preferred Stock;

3.8.2 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of Series C Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series C Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.8.3 amend or waive any provision of Subsection 4.4, including, without limitation, waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series C Preferred Stock;

3.8.4 amend or waive any provision of the Certificate of Incorporation requiring a separate vote of the Series C Preferred Stock;

3.8.5 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference, or privilege, (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege or (iii) alter or amend any existing security of the Corporation that is junior to or pari passu with, the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such alteration or amendment would increase or improve such existing security in respect of any such right, preference, or privilege; or

3.8.6 amend this Subsection 3.8.

3.9 Series D Preferred Stock Protective Provisions. For so long as 5,000,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.9.1 increase or decrease the authorized number of shares of Series D Preferred Stock;

3.9.2 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of Series D Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series D Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.9.3 amend or waive any provision of Subsection 4.4, including, without limitation, waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series D Preferred Stock;

3.9.4 amend or waive any provision of the Certificate of Incorporation requiring a separate vote of the Series D Preferred Stock;

3.9.5 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock in respect of any such right, preference, or privilege, (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D Preferred Stock in respect of any such right, preference or privilege or (iii) alter or amend any existing security of the Corporation that is junior to or pari passu with, the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such alteration or amendment would increase or improve such existing security in respect of any such right, preference, or privilege; or

3.9.6 amend this Subsection 3.9.

3.10 Series E Preferred Stock Protective Provisions. For so long as 2,500,000 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.10.1 increase or decrease the authorized number of shares of Series E Preferred Stock;

3.10.2 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of Series E Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series E Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.10.3 amend or waive any provision of Subsection 4.4, including, without limitation, waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series E Preferred Stock;

3.10.4 amend or waive any provision of the Certificate of Incorporation requiring a separate vote of the Series E Preferred Stock;

3.10.5 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series E Preferred Stock in respect of any such right, preference, or privilege, (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series E Preferred Stock in respect of any such right, preference or privilege or (iii) alter or amend any existing security of the Corporation that is junior to or pari passu with, the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such alteration or amendment would increase or improve such existing security in respect of any such right, preference, or privilege; or

3.10.6 amend this Subsection 3.10.

3.11 Series F Preferred Stock Protective Provisions. For so long as 2,900,000 shares of Series F Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.11.1 increase or decrease the authorized number of shares of Series F Preferred Stock;

3.11.2 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of Series F Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series F Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.11.3 amend or waive any provision of Subsection 4.4, including, without limitation, waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series F Preferred Stock;

3.11.4 amend or waive any provision of the Certificate of Incorporation requiring a separate vote of the Series F Preferred Stock;

3.11.5 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series F Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series F Preferred Stock in respect of any such right, preference, or privilege, (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series F Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series F Preferred Stock in respect of any such right, preference or privilege or (iii) alter or amend any existing security of the Corporation that is junior to or pari passu with, the Series F Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such alteration or amendment would increase or improve such existing security in respect of any such right, preference, or privilege; or

3.11.6 amend this Subsection 3.11.

3.12 Series G Preferred Stock Protective Provisions. For so long as 675,789 shares of Series G Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series G Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.12.1 increase or decrease the authorized number of shares of Series G Preferred Stock;

3.12.2 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of Series G Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series G Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.12.3 amend or waive any provision of Subsection 4.4, including, without limitation, waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series G Preferred Stock;

3.12.4 amend or waive any provision of the Certificate of Incorporation requiring a separate vote of the Series G Preferred Stock;

3.12.5 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series G Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series G Preferred Stock in respect of any such right, preference, or privilege, (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series G Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series G Preferred Stock in respect of any such right, preference or privilege or (iii) alter or amend any existing security of the Corporation that is junior to or pari passu with, the Series G Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such alteration or amendment would increase or improve such existing security in respect of any such right, preference, or privilege; or

3.12.6 amend this Subsection 3.12.

3.13 Series H Preferred Stock Protective Provisions. For so long as 500,000 shares of Series H Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.13.1 increase or decrease the authorized number of shares of Series H Preferred Stock;

3.13.2 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of Series H Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series H Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.13.3 amend or waive any provision of Subsection 4.4, including, without limitation, waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series H Preferred Stock;

3.13.4 amend or waive any provision of the Certificate of Incorporation requiring a separate vote of the Series H Preferred Stock;

3.13.5 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series H Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series H Preferred Stock in respect of any such right, preference, or privilege, (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series H Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series H Preferred Stock in respect of any such right, preference or privilege or (iii) alter or amend any existing security of the Corporation that is junior to or pari passu with, the Series H Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such alteration or amendment would increase or improve such existing security in respect of any such right, preference, or privilege; or

3.13.6 amend this Subsection 3.13.

3.14 Series I Preferred Stock Protective Provisions. For so long as 212,000 shares of Series I Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series I Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.14.1 Increase or decrease the authorized number of shares of Series I Preferred Stock;

3.14.2 effect any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation that alters or changes the voting or other powers, preferences, or other special rights, privileges or restrictions of Series I Preferred Stock (whether by merger, consolidation or otherwise) so as to affect the Series I Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock;

3.14.3 amend or waive any provision of Subsection 4.4, including, without limitation, waive a price-based anti-dilution adjustment as set forth in Subsection 4.4, or waive a Deemed Liquidation Event pursuant to Section 2.3.1, in each case applicable to the Series I Preferred Stock;

3.14.4 amend or waive any provision of the Certificate of Incorporation requiring a separate vote of the Series I Preferred Stock;

3.14.5 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series I Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series I Preferred Stock in respect of any such right, preference, or privilege, (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series I Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series I Preferred Stock in respect of any such right, preference or privilege or (iii) alter or amend any existing security of the Corporation that is junior to or pari passu with, the Series I Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such alteration or amendment would increase or improve such existing security in respect of any such right, preference, or privilege; or

3.14.6 amend this Subsection 3.14.

3.15 For purposes of Subsections 3.5.2, 3.6.2, 3.8.2, 3.9.2, 3.10.2, 3.11.2, 3.12.2, 3.13.2 and 3.14.2 above only, (x) a future financing in which the Corporation sells and issues a new series of Preferred Stock without changing the rights of holders of a series of Preferred Stock, as applicable, (y) an approval of a Deemed Liquidation Event, or (z) a mandatory conversion event pursuant to Section 5.1 shall not be considered an action that would amend or alter the rights, preferences or privileges of a series of Preferred Stock in an adverse manner that is disproportionate to any other series of Preferred Stock.

3.16 Regulatory Voting Restriction. Notwithstanding the statutory or stated rights of holders of shares of Series B-1 Preferred Stock and except as expressly provided otherwise herein, in no event shall a Regulated Holder and its BHCA Transferees (as defined below), collectively, be entitled to cast a number of votes representing more than 4.99% of the voting power of all shares entitled to vote on any matter (including matters with respect to which such holders are entitled or required to provide their approval or consent), including matters with respect to which (i) the Series B Preferred Stock and the Series B-1 Preferred Stock vote together as a single class; (ii) the Preferred Stock votes together as a single class; or (iii) the Preferred Stock votes with shares of Common Stock as a single class on an as-converted basis (such voting rights to be allocated pro rata among the Regulated Holder and its BHCA Transferees based on the number of shares of Series B-1 Preferred Stock held by each such holder); provided, however, that, if there are no shares of Series B Preferred Stock outstanding, the holders of shares of Series B-1 Preferred Stock will no longer be entitled or required to any right to vote for matters on which shares of Series B-1 Preferred Stock and Series B Preferred Stock are entitled or required to vote or consent as a single class, and in the event there are no shares of Preferred Stock outstanding other than the Series B-1 Preferred Stock, the holders of shares of Series B-1 Preferred Stock will no longer be entitled or required to any right to vote for matters on which shares of Preferred Stock are entitled or required to vote or consent as a single class; provided, further, that, the Regulatory Voting Restriction shall not apply to matters requiring approval of the holders of shares of Series B-1 Preferred Stock pursuant to Subsection 3.7 above or as otherwise provided expressly herein. The restrictions described in this Subsection 3.16 are collectively referred to herein as the “Regulatory Voting Restriction.”

4. Optional Conversion.

The holders of each series of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Voting Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Voting Common Stock, as is determined by dividing the applicable Original Issue Price of each series of Voting Preferred Stock by the applicable Conversion Price of such series of Voting Preferred Stock in effect at the time of conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series I-1 Preferred Stock (together, the “Non-Regulated Preferred Stock”) shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Non-Voting Common Stock, in each case as is determined by dividing the applicable Original Issue Price of each series of Non-Regulated Preferred Stock by the applicable Conversion Price of such series of Non-Regulated Preferred Stock in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.237434, the “Series B Conversion Price” shall initially be equal to $2.907836, the “Series B-1 Conversion Price” shall initially be equal to $2.907836, the “Series C Conversion Price” shall initially be equal to $13.310444, the “Series D Conversion Price” shall initially be equal to $18.520062, the “Series E Conversion Price” shall initially be equal to $20.110806, the “Series F Conversion Price” shall initially be equal to $29.7381, the “Series G Conversion Price” shall initially be equal to $48.0919, the “Series H Conversion Price” shall initially be equal to $60.00, the “Series I Conversion Price” shall initially be equal to $125.00, and the “Series I-1 Conversion Price” shall initially be equal to $125.00 (each a “Conversion Price”). The Conversion Price of each series of Preferred Stock, and the rate at which shares of each series of Preferred Stock may be converted or deemed to convert into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.1.3 Series B-1 Preferred Stock. Shares of Series B-1 Preferred Stock shall not be convertible into Common Stock pursuant to this Section 4 or otherwise in the hands of a Regulated Holder or its BHCA Transferees, except in connection with a Permitted Regulatory Transfer (as defined below) (such restriction, the “Regulatory Conversion Restriction”). Instead, upon notice to the Corporation from the holder of a majority of the Series B-1 Preferred Stock that it intends to exercise the rights granted pursuant to the remainder of this sentence (a “Deemed Conversion Notice”), (x) the Series B-1 Preferred Stock shall no longer be entitled to any rights that are not also applicable to shares of Common Stock, including without limitation the right to receive the amounts payable to holders of Series B-1 Preferred Stock pursuant to Sections 1 and 2 above, and such holder of Series B-1 Preferred Stock shall be deemed to have forever and finally waived all such rights; provided, however, that the rights set forth in Subsection 3.7 and Article Thirteenth, as well as the Regulatory Voting Restriction, shall continue to apply to shares of Series B-1 Preferred Stock, and (y) such holder of Series B-1 Preferred Stock thereafter shall be entitled to receive, in lieu of any amounts otherwise payable on the Series B-1 Preferred Stock hereunder (including any amounts payable pursuant to Sections 1 and 2 above), only an amount equal to the amounts that may become payable to holders of Common Stock hereunder (as such securities are adjusted from time to time hereunder, including without limitation pursuant to any stock split, stock dividend, combination, subdivision, recapitalization or the like with respect to the Common Stock occurring after such Deemed Optional Conversion) as if such Series B-1 Preferred Stock had been converted (but without actually converting) into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B-1 Original Issue Price by the then effective Series B-1 Conversion Price, at the same time that the Deemed Conversion Notice was given (a “Deemed Optional Conversion”), as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Common Stock occurring after such Deemed Optional Conversion. For purposes of the Certificate of Incorporation, any shares of Series B-1 Preferred Stock that are convertible (or deemed convertible) into Common Stock shall be convertible (or shall be deemed convertible) into such number of fully paid and nonassessable shares of Voting Common Stock as is determined by dividing the Series B-1 Original Issue Price by the Series B-1 Conversion Price as in effect on the effective date of the conversion (or deemed conversion) of such shares of Series B-1 Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of each series of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of each series of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Non-Regulated Preferred Stock to voluntarily convert shares of Non-Regulated Preferred Stock into shares of Common Stock as provided in the Certificate of Incorporation, such holder shall surrender the certificate or certificates for such shares of Non-Regulated Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Non-Regulated Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date, unless in each case the notice specifies a different effective time, or a time determined upon the happening of an event or events, as the Conversion Time. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Non-Regulated Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Non-Regulated Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Non-Regulated Preferred Stock converted. If a holder of Preferred Stock submits such a notice of voluntary conversion and fails to indicate whether the conversion is a request to convert such shares into Voting Common Stock or Non-Voting Common Stock, such notice will be deemed to be ineffective until such holder indicates in writing whether such notice of voluntary conversion is a request to convert such shares into Voting Common Stock or Non-Voting Common Stock pursuant to Subsection 4.1.1 hereof.

4.3.2 Reservation of Shares. The Corporation shall at all times when a series of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of such series of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding series of Preferred Stock (including shares of Non-Voting Common Stock that may be issued in respect of shares of Preferred Stock converted pursuant to Subsection 4.1 hereof); and if at any time the number of authorized but unissued shares of the appropriate type of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of the appropriate type of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the applicable Conversion Price for such series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price applicable for such series of Preferred Stock.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price of the applicable series of Preferred Stock shall be made for any declared but unpaid dividends on such series of Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to the Conversion Price of each series of Preferred Stock for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series I Original Issue Date” shall mean the date on which the first share of Series I Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series I Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii) shares of Common Stock issued in connection with a Qualified IPO or a Qualified Direct Listing (each as defined in Section 5 below);

(iv) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to the terms of the Plan or, in the case of any other plan, agreement or arrangement, approved by the Board, including at least one (1) Preferred Director;

(v) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(vi) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board, including at least one (1) Preferred Director;

(vii) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board, including at least one (1) Preferred Director;

(viii) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization, a joint venture agreement, an agreement entered into by the Corporation primarily to hire employees and/or purchase assets, or similar transactions, provided that such issuances are approved by the Board, including at least one (1) Preferred Director;

(ix) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board, including at least one (1) Preferred Director;

(x) shares of Series I Preferred Stock issued pursuant to that certain Series I Preferred Stock Purchase Agreement dated on or around the Series I Original Issue Date (the “Purchase Agreement”); or

(xi) shares of Series B Preferred Stock issued upon conversion of the Series B-1 Preferred Stock.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price of a series of Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the voting power of the then outstanding shares of such series of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock, with the Series B-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote; provided that no adjustment in the Series I-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the voting power of the then outstanding shares of Series I Preferred Stock agreeing that no adjustment shall be made to the Series I Conversion Price as the result of such issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series I Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of such series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price of such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price of such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price of such series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Series I Original Issue Date), are revised after the Series I Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, the Conversion Price of such series of Preferred Stock shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of a series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price of a series of Preferred Stock that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series I Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Conversion Price of a series of Preferred Stock in effect immediately prior to such issue, then the Conversion Price of such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Conversion Price of a series of Preferred Stock in effect immediately after such issue of Additional Shares of Common Stock

(b) “CP1” shall mean the Conversion Price of a series of Preferred Stock in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue), with the Series B-1 Preferred Stock treated as being convertible into Common Stock (without actual conversion) for this purpose, notwithstanding any limitation on conversion;

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price of such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series I Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price of a series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series I Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price of a series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series I Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price of a series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price of such series of Preferred Stock then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of such series of Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event, with the Series B-1 Preferred Stock being treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion.

4.7 Adjustments for Other Dividends and Distributions. Subject to any applicable BHCA Regulatory Restrictions (as defined below) set forth in Article Thirteenth, in the event the Corporation at any time or from time to time after the Series I Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of a series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event, with the Series B-1 Preferred Stock being treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of the appropriate type of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction (with the Series B-1 Preferred Stock being treated as being convertible (without actual conversion) into Common Stock for this purpose, notwithstanding any limitation on conversion); and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price of a series of Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of a series of Preferred Stock in any such appraisal proceeding.

4.9 Intentionally Omitted.

4.10 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which each series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of a series of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price of a series of Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of a series of Preferred Stock.

4.11 Notice of Record Date. In the event:

4.11.1 the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock (with the Series B-1 Preferred Stock treated as being convertible into Common Stock (without actual conversion) for this purpose, notwithstanding any limitation on conversion)) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

4.11.2 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

4.11.3 of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities (with the Series B-1 Preferred Stock treated as being convertible into Common Stock (without actual conversion) for this purpose, notwithstanding any limitation on conversion)) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Either (a) immediately prior to the filing of an amendment and restatement of the Certificate of Incorporation (the “Restated Certificate”) in connection with (1) the closing of the sale of shares of any class or series of capital stock of the Corporation to the public, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), resulting in at least $50,000,000 of gross proceeds to the Corporation (before deduction of underwriting discounts, commissions and expenses) and in connection with such offering the shares of the Corporation are listed for trading on the Nasdaq Stock Market or the New York Stock Exchange (a “Qualified IPO”) or (2) the effectiveness of a registration statement on Form S-1 under the Securities Act filed by the Corporation with the Securities and Exchange Commission in connection with the initial listing of any class or series of capital stock of the Corporation on a national securities exchange by means of such registration statement that registers shares of such capital stock of the Corporation for sale or resale (a “Qualified Direct Listing”); (b) with respect to a series of Non-Regulated Preferred Stock, upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of such series of Non-Regulated Preferred Stock, voting separately on an as-converted basis; or (c) with respect to Series I-1 Preferred Stock, upon the conversion of all outstanding shares of Series I Preferred Stock (the time of such closing, settlement or conversion or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Non-Regulated Preferred Stock, in the case of clause (a) above, or a given series of Non-Regulated Preferred Stock in the case of clause (b) or (c), as applicable, shall automatically be converted into shares of Voting Common Stock (other than shares of Series I-1 Preferred Stock, which shall be converted into shares of Non-Voting Common Stock), at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation. Pursuant to a resolution adopted by the Board prior to a Qualified IPO or Qualified Direct Listing, as applicable, and filed with the minutes of the Board, each share of Non-Voting Common Stock (including shares of Non-Voting Common Stock issued at the Mandatory Conversion Time) shall, at the discretion and in the good faith determination of the Board, (A) automatically be converted immediately prior to the filing of the Restated Certificate into one share of Voting Common Stock, (B) remain outstanding following the Qualified IPO or Qualified Direct Listing, as applicable, as a share of Non-Voting Common Stock with the rights, powers and preferences, if any, specified in the Restated Certificate, or (C) automatically be converted immediately prior to the filing of the Restated Certificate into shares of capital stock of the Corporation of the class, series, type and amount chosen by the Board and with the amount of voting power (if any) as the Board may determine, provided that the Restated Certificate shall not provide such shares with different economic rights than shares sold in a Qualified IPO or Qualified Direct Listing, as applicable. Notwithstanding the Regulatory Conversion Restriction, immediately prior to the filing of the Restated Certificate, all outstanding shares of Series B-1 Preferred Stock shall automatically be converted into shares of Voting Common Stock if, and only if, such conversion would not result in a Regulated Holder and its BHCA Transferees owning or controlling, or being deemed to own or control, collectively, greater than (x) 4.99% of the voting power of any class of voting securities of the Corporation or (y) 9.99% of the total equity of the Corporation (in each case, as such terms are defined and used, and as such percentages are calculated, under the BHCA (as defined in Article Thirteenth)). For the avoidance of doubt, execution of a mandatory conversion of the Preferred Stock pursuant to any of the terms provided in this Section 5.1 shall not be considered an action that would alter, change or waive the powers, preferences, limitations or special rights of any series of Preferred Stock.

5.2 Procedural Requirements. All holders of record of shares of Non-Regulated Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Other than as specified in the following proviso, such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time; provided, however, that with respect to the conversion of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock pursuant to Subsection 5.1(b), such notice shall be sent five (5) business days prior to the occurrence of such Mandatory Conversion Time. Upon the occurrence of the Mandatory Conversion Time, each holder of shares of Non-Regulated Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.

If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Non-Regulated Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Non-Regulated Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of the applicable class or series of capital stock of the Corporation issuable on such conversion in accordance with the provisions hereof, and (b) pay cash as provided in Subsection 4.2 in lieu of any fractional interest in such a share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of the series of Non-Regulated Preferred Stock converted. Such converted Non-Regulated Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Non-Regulated Preferred Stock accordingly.

5.3 Series B-1 Preferred Stock.

5.3.1 Notwithstanding anything to the contrary contained herein, no shares of Series B-1 Preferred Stock shall be convertible into shares of Common Stock pursuant to this Section 5 (unless such conversion is in connection with a Permitted Regulatory Transfer), but instead, upon a Mandatory Conversion Time, (a) the Series B-1 Preferred Stock shall no longer be entitled to any rights that are not also applicable to shares of Common Stock, including without limitation the right to receive the amounts payable to holders of Series B-1 Preferred Stock pursuant to Sections 1 and 2 above, and such holder of Series B-1 Preferred Stock shall be deemed to have forever and finally waived all such rights; provided, however, that the rights set forth in Subsection 3.7 and Article Thirteenth, as well as the Regulatory Voting Restriction, shall continue to apply to shares of Series B-1 Preferred Stock, and (b) each holder of Series B-1 Preferred Stock thereafter shall be entitled to receive, in lieu of any amounts otherwise payable on the Series B-1 Preferred Stock hereunder (including any amounts payable pursuant to Sections 1 and 2 above), only an amount per share equal to the amounts that may become payable to holders of Common Stock hereunder (as such securities are adjusted from time to time under the Certificate of Incorporation, including without limitation pursuant to any stock split, stock dividend, combination, subdivision, recapitalization or the like with respect to the Common Stock occurring after such Deemed Automatic Conversion) as if such Series B-1 Preferred Stock had been converted (but without actually converting) into shares of Common Stock, at the then effective Series B-1 Conversion Price, at the same time that all shares of Series B Preferred Stock have been automatically converted pursuant to Subsection 5.1 (a “Deemed Automatic Conversion”).

5.3.2 In addition, upon consummation of a Permitted Regulatory Transfer, each share of Series B-1 Preferred Stock so transferred in such a Permitted Regulatory Transfer shall automatically be converted into (a) such number of fully paid and non-assessable shares of Series B Preferred Stock as is determined by dividing the Series B-1 Conversion Price by the Series B Conversion Price, each as in effect at the time of conversion, as further adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such shares of Preferred Stock, if such Permitted Regulatory Transfer occurs prior to a Deemed Automatic Conversion or a Deemed Optional Conversion, as the case may be, and (b) fully paid and non-assessable shares of Voting Common Stock, if such Permitted Regulatory Transfer occurs on or subsequent to a Deemed Automatic Conversion or a Deemed Optional Conversion, as the case may be.

5.3.3 Automatic conversion of the Series B-1 Preferred Stock pursuant to this Subsection 5.3 shall be effective without any further action on the part of the holders of such shares and shall be effective whether or not the certificates for such shares are surrendered to the Corporation or its transfer agent.

6. Redemption. The Preferred Stock is not redeemable. This Section 6 shall not be construed as prohibiting any distribution made pursuant to Subsection 2.3.2(b) hereof.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

8. Waiver. Unless a different voting power threshold is otherwise stated and notwithstanding anything in the Certificate of Incorporation to the contrary, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein (other than any rights, powers, preferences and other terms set forth in the Certificate of Incorporation requiring a separate vote of a series of Preferred Stock, each of which may be waived prospectively or retrospectively on behalf of the relevant series of Preferred Stock by the affirmative written consent or vote specified in such provision) may be waived prospectively or retrospectively on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least sixty percent (60%) of the voting power of the shares of Voting Preferred Stock then outstanding (with the Series B-1 Preferred Stock not subject to the Regulatory Voting Restriction for purposes of this specific vote).

9. Notices. Unless waived in accordance with Section 8 above, any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, to the extent successful, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine.

THIRTEENTH: BHCA Matters.

A. Definitions. As used herein, the following terms will have the meanings set forth below.

1. A “Regulated Holder” means a bank holding company subject to the provisions of the Bank Holding Company Act of 1956, as amended, and as implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation or interpretation (the “BHCA”), together with its affiliates (as defined in Regulation Y (12 C.F.R. Part 225)).

2. An “Encumbrance” means any form of legal or equitable security interest, including but not limited to any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, lease, sub-lease, license, voting agreement, security interest, hypothecation, option, right of first refusal, restrictions or limitation, purchase agreement, any preference arrangement (including title transfers and retention arrangements or otherwise), and any other encumbrance or similar condition whatsoever or any other arrangements having similar effect.

3. A “BHCA Transfer” means any sale, transfer, assignment, disposition, creation of any Encumbrance over, or other transfer, whether directly or indirectly, of the legal or beneficial ownership or economic benefits of all or part of the Series B-1 Preferred Stock.

4. A “BHCA Transferee” means a party to whom a Regulated Holder BHCA Transfers shares of Series B-1 Preferred Stock and the transferees of such party (in each case, other than Permitted Regulatory Transferees).

5. A “Permitted Regulatory Transferee” shall mean a person or entity who acquires shares of Series B-1 Preferred Stock from a Regulated Holder or its BHCA Transferees in any of the following transfers (each a “Permitted Regulatory Transfer”):

5.1 a widespread public distribution;

5.2 a private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities (as such term is used for purposes of the BHCA) of the Corporation;

5.3 an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widespread public distribution on behalf of a Regulated Holder and its BHCA Transferees; or

5.4 to a party who would control more than 50% of the voting securities (as such term is used for purposes of the BHCA) of the Corporation without giving effect to the shares of Series B-1 Preferred Stock transferred by a Regulated Holder and its BHCA Transferees.

B. BHCA Regulatory Restrictions. The Corporation shall be bound by the following restrictions (each, a “BHCA Regulatory Restriction”):

1. The Corporation shall not directly or indirectly repurchase, redeem, retire or otherwise acquire any of the Corporation’s capital securities, or take any other action (including effecting a public offering in which any of outstanding shares of Non-Regulated Preferred Stock are converted into Common Stock), if, as a result, the Regulated Holder and its BHCA Transferees would own or control, or be deemed to own or control, collectively, greater than (i) 4.99% of the voting power of any class of voting securities of the Corporation or (ii) 9.99% of the total equity of the Corporation (in each case, as such terms used in the preceding sentence are defined and used, and as such percentages are calculated, under the BHCA).

2. If the Corporation declares a distribution payable in any form of property other than in cash, each holder of a share of Series B-1 Preferred Stock shall be entitled to receive, at its election, in lieu of such property, a cash payment equal to the fair market value of the property that such holder would have been entitled to receive upon such distribution, as reasonably determined by the Board in good faith.

C. Cooperation. If (w) a Regulated Holder is deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA), (x) a Regulated Holder believes in good faith that it may be deemed to be in control of the Corporation (as “control” is used for purposes of the BHCA) or that it may not be permitted to hold all or part of its shares of the Corporation’s stock or, if applicable, its other securities of the Corporation under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance, (y) all of the shares of Non-Regulated Preferred Stock have been converted into Common Stock pursuant to Section 5 of Part B of Article Fourth of the Certificate of Incorporation and the holders thereof, other than such Regulated Holder, collectively hold less than 70% of the Common Stock issued or issuable upon such conversion that such holders held on the date on which the first share of Series B-1 Preferred Stock was issued (the “Series B-1 Original Issue Date”) (as adjusted for any stock splits or combinations, stock dividends, reclassifications, exchanges, recapitalizations or the like) or (z) the Regulated Holder learns of any activities directly or indirectly by or on behalf of the Corporation, its affiliates or any of their respective officers, directors or employees, or anyone for whose acts or defaults any of the foregoing may be liable, that may constitute or give rise to a violation of applicable anti-bribery or anti-corruption laws by the Corporation, then (i) the Corporation will cooperate in good faith to provide the Regulated Holder with information relevant to its determination under clause (w), (x), (y) or (z), (ii) the Regulated Holder shall be permitted to sell or otherwise transfer its shares of Series B-1 Preferred Stock or any other securities of the Corporation then held by the Regulated Holder (subject to applicable securities laws) and (iii) the Corporation will use its commercially reasonable efforts to facilitate such BHCA Transfer in good faith (which shall include, at a minimum, making management available to prospective buyers and providing customary due diligence materials, subject to a customary confidentiality agreement).

D. In the event of a breach of any BHCA Regulatory Restriction or Part C of this Article Thirteenth, or if a Regulated Holder is unable to effect a BHCA Transfer pursuant to Part C of this Article Thirteenth all or any part of the shares of the Corporation’s stock then held by it because such transfer is not permitted pursuant to applicable securities laws, then such Regulated Holder may exercise any remedies available to it against the Corporation, including, to the extent permitted by law, requiring the Corporation to repurchase the relevant portion of the shares of the Corporation’s stock held by the Regulated Holder necessary to give effect to the BHCA Regulatory Restriction or Part C of this Article Thirteenth, as applicable, at a per share price equal to the then current fair market value of (i) if shares of Series B Preferred Stock are then outstanding, a share of Series B Preferred Stock (and not the fair market value of a share of Series B-1 Preferred Stock), as reasonably determined by the Board in good faith, or (ii) if no shares of Series B Preferred Stock are then outstanding, a share of Series B-1 Preferred Stock, as reasonably determined by the Board in good faith, with such determination being made assuming that the rights, preferences and privileges applicable to the Series B Preferred Stock (and not the Series B-1 Preferred Stock) that are set forth herein, as in effect as of the Series B-1 Original Issue Date, are the rights, preferences and privileges of the Series B-1 Preferred Stock.

E. To the extent further required, the Corporation will (i) cooperate in good faith with a Regulated Holder in order to avoid the Regulated Holder being deemed to be in control of the Corporation or any successor or acquiring corporation or entity (as “control” is used for purposes of the BHCA) as a result of any arrangements with any Regulated Holder, (ii) avoid any circumstances under which the Regulated Holder would not be permitted to hold all or a portion of its shares of Series B-1 Preferred Stock, any shares of capital stock of the Corporation issuable upon conversion thereof, or any security of (w) the Corporation, (x) any successor thereto, (y) any acquiring corporation or (z) any entity the securities of which have been issued in respect of or exchange for any such shares of Series B-1 Preferred Stock or such capital stock, then held by the Regulated Holder under the BHCA or any other relevant banking laws, regulations and agency interpretations and guidance and (iii) take commercially reasonable efforts to provide that any security of the Corporation or of any successor or acquiring corporation or entity issued to a Regulated Holder in any transaction to which the Corporation is a party contains terms and characteristics that provide equivalent protections with respect to any regulatory requirements applicable to the Regulated Holder as are provided by the Series B-1 Preferred Stock.

F. In the event of any conflict with any provision of the Certificate of Incorporation, the terms of this Article Thirteenth shall prevail.

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3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Twelfth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Twelfth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on February 26, 2021.

By:	/s/ Apoorva Mehta
Apoorva Mehta, Chief Executive Officer